UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2009

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-15941	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2009, UTEK Corporation (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Gators Lender, LLC (the “Lender”), pursuant to which the Company borrowed $1,750,000 from the Lender. In connection with this transaction, the Company issued a Promissory Note (the “Note”) to the Lender in the principal amount of $1,750,000. UTEK Real Estate Holdings, Inc., a wholly owned subsidiary of the Company, is a co-borrower under the Note. UTEK will use the proceeds to fund its next stage of growth and drive further adoption of its online licensing platforms.

Pursuant to an Absolute Guaranty of Payment and Performance, this loan is guaranteed by all of the Company’s subsidiaries, including newly formed subsidiaries. In addition, this guaranty is secured pursuant to a Mortgage and Security Agreement encumbering vacant real property located in Hernando County, Florida, which is owned by Cortez 114, LLC, a subsidiary of the Company.

Interest is payable on the outstanding principal amount of the Note at an annual rate of eight (8.0) percent. Interest is payable on a quarterly basis, in arrears, on the 15th day of each month, beginning April 15, 2010. The entire principal amount outstanding and all accrued interest is payable in full no later than October 22, 2012. The entire principal amount outstanding may be repaid earlier at the discretion of the Company, subject to certain prepayment penalties. The Note also includes customary event of default provisions, including the failure to make timely payments, material misrepresentations, change of control of the Company, defaults on other obligations in excess of $100,000, the grant of a senior security interest on the property securing this loan, the liquidation of the Company, bankruptcy and certain judicial judgments.

As additional consideration for this loan, the Company also entered into a Warrant Agreement with the Lender to allow the Lender to purchase up to 437,500 shares of the Company’s common stock at any time until October 22, 2014. Pursuant to the Warrant Agreement, the exercise price to purchase shares of the Company’s common stock will be equal to 105% of the volume weighted average closing price of the Company’s common stock for the five consecutive trading days immediately preceding the date of delivery by the Lender to the Company of the “Notice of Determination of the Exercise Price,” which must be delivered prior to the 90th day after the date of the Warrant Agreement. In the event that such notice is not delivered prior to the 90th day after the date of the Warrant Agreement, then the exercise price to purchase shares of the Company’s common stock will be equal to 105% of the volume weighted average closing price of the common stock for the five consecutive trading days immediately preceding the date of the Warrant Agreement. The exercise price is subject to certain conditions and adjustments, including as a result of any dividends declared on the Company’s common stock, prior to the issuance of the Company’s common stock pursuant to the Warrant Agreement.

The above summary is not complete and is qualified in its entirety to the full text of the Purchase Agreement, the Note and the Warrant Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

The issuance of the Warrant Agreement and the underlying shares of common stock of the Company that may be acquired upon exercise thereof have not been registered under the Securities

Act of 1933 (the “Securities Act”) in reliance upon an exemption or exemptions from the registration requirements provided for under the Securities Act and the rules and regulations thereunder, including under Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement between UTEK Corporation and Gators Lender, LLC dated October 22, 2009.

10.2	$1,750,000 Promissory Note between UTEK Corporation, UTEK Real Estate Holdings, Inc. and Gators Lender, LLC dated October 22, 2009.

10.3	Warrant Agreement between UTEK Corporation and Gators Lender, LLC dated October 22, 2009.

10.4	Absolute Guaranty of Payment and Performance by Cortez 114, LLC, Ybor City Group, Inc., 22nd Street of Ybor City, Inc., ABM of Tampa Bay, Inc. and UTEK Europe, Ltd. in favor of Gators Lender, LLC dated October 22, 2009.

10.5	Mortgage and Security Agreement by Cortez 114, LLC for the benefit of Gators Lender, LLC dated October 22, 2009.

10.6	Environmental Indemnity Agreement by UTEK Corporation, UTEK Real Estate Holdings, Inc. and Cortez 114, LLC in favor of Gators Lender, LLC dated October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: October 28, 2009	By:	/S/ CAROLE R. WRIGHT
	Name:	Carole R. Wright
	Title:	Chief Financial Officer